Exhibit 99.1
BURLESON, TX / ACCESS Newswire / October 15, 2025 / Sadot Group Inc. (Nasdaq:SDOT) ("Sadot Group", "Sadot" or the "Company"), an emerging global Agri-Foods company, today announced the pricing of its best efforts public offering of 103,577 shares of its common stock at at an offering price of $5.20 per share, priced at-the-market by Nasdaq rules, for gross proceeds of $538,600.40, before deducting placement agent fees and offering expenses. All of the shares of common stock are being offered by the Company. The offering is expected to close on October 16, 2025, subject to satisfaction of customary closing conditions. The offering included participation from Sixth Borough Capital Fund.
The Company intends to use the net proceeds from the offering primarily for general working capital and corporate purposes.
Dawson James Securities, Inc. is acting as sole placement agent for the offering.
The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-281842), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the "SEC") on August 29, 2024 and declared effective on September 19, 2024. The offering will be made only by means of a written prospectus. A prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the SEC on its website at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, from the offices of Dawson James Securities, Inc. 101 N Federal Hwy, Suite 600, Boca Raton, FL, 33432 or by email at investmentbanking@dawsonjames.com.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Sadot Group Inc.
Sadot Group Inc. has rapidly established itself as an emerging player in the global food supply chain. Sadot Group provides innovative and sustainable supply chain solutions that address the world's growing food security challenges. Sadot Group currently operates within key verticals of the global food supply chain including global agri-commodity origination and trading operations for food/feed products such as soybean meal, wheat and corn, and farm operations producing grains and tree crops in Southern Africa. Sadot Group connects producers and consumers across the globe, sourcing agri-commodity products from producing geographies such as the Americas, Africa and the Black Sea and delivering to markets in Southeast Asia, China and the Middle East/North Africa region. Sadot Group is headquartered in Burleson, Texas with subsidiary operations throughout the United States, Brazil, Canada, Colombia, India, Israel, Singapore, Ukraine, United Arab Emirates, South Korea and Zambia. For more information, please visit www.sadotgroupinc.com.

Forward-Looking Statements
This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Sadot Group, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.
Investor Relations:
E - IR@sadotco.com